AMENDED AND RESTATED BY-LAWS OF HAWAIIAN HOLDINGS, INC.
(A Delaware Corporation)

ARTICLE 1

DEFINITIONS
As used in these By-laws, unless the context otherwise requires, the term:
1.1 “ASSISTANT SECRETARY” means an Assistant Secretary of the Corporation.
1.2 “ASSISTANT TREASURER” means an Assistant Treasurer of the Corporation.
1.3 “BOARD” means the Board of Directors of the Corporation.
1.4 “BY-LAWS” means the initial by-laws of the Corporation, as amended, supplemented or restated from time to time.
1.5 “CERTIFICATE OF INCORPORATION” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.
1.6 “CHAIRMAN” means the Chairman of the Board.
1.7 “CHIEF EXECUTIVE OFFICER” means the Chief Executive Officer of the Corporation.
1.8 “CHIEF FINANCIAL OFFICER” means the Chief Financial Officer of the Corporation.
1.9 “COMMON STOCK” means the Common Stock of the Corporation, par value $0.01 per share.
1.10 “CORPORATION” means Hawaiian Holdings, Inc.
1.11 “COVERED PERSON” has the meaning set forth in Section 7.1.
1.12 “DIRECTORS” means the members of the Board.
1.13 “ELECTRONIC TRANSMISSION” has the meaning set forth in Section 12.2.
1.14 “ENTIRE BOARD” means all then authorized Directors, whether or not present at a meeting of the Board, but disregarding vacancies and unfilled newly created directorships.
1.15 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time.

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1.16 “GENERAL CORPORATION LAW” means the General Corporation Law of the State of Delaware, as amended from time to time.
1.17 “NOMINATED DIRECTOR” means any or all of the Series B Nominated Director, the Series C Nominated Director, and the Series D Nominated Director.
1.18 “NOMINATING STOCKHOLDER” means any or all of the Series B Nominating Stockholder, the Series C Nominating Stockholder, and the Series D Nominating Stockholder.
1.19 “NOMINEE SOLICITATION STATEMENT” has the meaning set forth in Section 2.13.
1.20 “PRESIDENT” means the President of the Corporation.
1.21 “PROCEEDING” has the meaning set forth in Section 7.1.
1.22 “PUBLIC ANNOUNCEMENT” has the meaning set forth in Section 2.13.
1.23 “SECRETARY” means the Corporate Secretary of the Corporation.
1.24 “SERIES B NOMINATED DIRECTOR” has the meaning set forth in Section 3.2.
1.25 “SERIES B NOMINATING STOCKHOLDER” has the meaning set forth in Section 3.2.
1.26 “SERIES B SPECIAL PREFERRED STOCK” means the Series B Special Preferred Stock of the Corporation, par value $.01 per share.
1.27 “SERIES C NOMINATED DIRECTOR” has the meaning set forth in Section 3.2.
1.28 “SERIES C NOMINATING STOCKHOLDER” has the meaning set forth in Section 3.2.
1.29 “SERIES C SPECIAL PREFERRED STOCK” means the Series C Special Preferred Stock of the Corporation, par value $.01 per share.
1.30 “SERIES D NOMINATED DIRECTOR” has the meaning set forth in Section 3.2.
1.31 “SERIES D NOMINATING STOCKHOLDER” has the meaning set forth in Section 3.2.
1.32 “SERIES D SPECIAL PREFERRED STOCK” means the Series D Special Preferred Stock of the Corporation, par value $.01 per share.

1.33 “SPECIAL PREFERRED STOCK” means collectively the Series B Special Preferred Stock, the Series C Special Preferred Stock, and the Series D Special Preferred Stock.
1.34 “STOCKHOLDERS” means the holders of Common Stock and the holders of each series of Special Preferred Stock.
1.35 “STOCKHOLDER ASSOCIATED PERSON” means with respect to any Stockholder (i) any person controlling, directly or indirectly, or acting in concert with, such Stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
1.36 “TREASURER” means the Treasurer of the Corporation.
1.37 “VICE PRESIDENT” means a Vice President of the Corporation.
ARTICLE 2

STOCKHOLDERS
2.1 PLACE OF MEETINGS. Every meeting of Stockholders may be held at such place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time. The Board may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but shall instead be held solely by means of remote communication as authorized by the General Corporation Law.
2.2 ANNUAL MEETING. If required by applicable law, a meeting of Stockholders shall be held annually for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting.
2.3 SPECIAL MEETINGS. Unless otherwise prescribed by applicable law or except as expressly provided in the Certificate of Incorporation, special meetings of Stockholders may be called at any time by the Board or the Chairman and may not be called by any other person or persons. The Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the Stockholders. The notice of a special meeting of Stockholders shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting by or at the direction of the Board and the business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of Stockholders called by the Board or the Chairman may be held.

2.4 FIXING RECORD DATE. For the purpose of (i) determining the Stockholders entitled (A) to notice of any meeting of Stockholders or any adjournment thereof, or (B) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (ii) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date, unless otherwise required by applicable law, shall not be (x) in the case of clause (i)(A) above, more than sixty (60) nor less than ten (10) days before the date of such meeting, and (y) in the case of clause (i)(B) or (ii) above, more than sixty (60) days prior to such action. If the Board so fixes a date for any meeting of Stockholders or any adjournment thereof, such date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
If no such record date is fixed:
(a) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and
(b) the record date for determining Stockholders for any purpose other than those specified in Section 2.4(a) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof; PROVIDED, HOWEVER, that the Board may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the provisions of Section 213 of the General Corporation Law and this Section 2.4 at the adjourned meeting.
2.5 NOTICE OF MEETINGS OF STOCKHOLDERS. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting.

2.6 ADJOURNED MEETING; NOTICE. Any meeting of Stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for Stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law and Section 2.4 of these By-laws, and shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.7 LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder’s agent, or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation, or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, a list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, to examine the list of Stockholders, or to vote in person or by proxy at any meeting of Stockholders.
2.8 QUORUM OF STOCKHOLDERS. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; PROVIDED, HOWEVER, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9 VOTING; PROXIES. Unless otherwise provided in the Certificate of Incorporation, any Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 217 and 218 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, applicable law, or pursuant to any rules or regulations applicable to the Corporation or its securities, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, except as otherwise required by the Certificate of Incorporation, these By-laws or applicable law, a plurality of the votes cast by the holders of shares entitled to vote in the election shall be sufficient to elect such Directors. Except as otherwise provided by the Certificate of Incorporation, each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the General Corporation Law.
2.10 VOTING PROCEDURES AND INSPECTORS OF ELECTION AT MEETINGS OF STOCKHOLDERS. The Board, in advance of any meeting of Stockholders, may and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
2.11 CONDUCT OF MEETINGS; ORGANIZATION. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the Chairman, or if there is no Chairman or the Chairman is absent, the Chief Executive Officer, or if there is no Chief Executive Officer or the Chief Executive Officer is absent, the President, or if there is no President or the President is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of Stockholders shall have the right and authority to convene and to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board, and in case the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.
2.12 ORDER OF BUSINESS. The order of business at all meetings of Stockholders shall be as determined by the presiding officer of the meeting.
2.13 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a) ANNUAL MEETINGS OF STOCKHOLDERS.
(i) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any Stockholder of the Corporation who is a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary, on the record date for the determination of Stockholders entitled to notice of the annual meeting, and on the record date for the determination of Stockholders entitled to vote at the annual meeting, and timely complies in proper written form with the notice procedures set forth in this Section 2.13. In addition, for business to be properly brought before an annual meeting by a Stockholder, such business must be a proper matter for Stockholder action pursuant to these By-laws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a Stockholder to bring business before an annual meeting of Stockholders.
(ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.13, such Stockholder must have given timely notice thereof in writing to the Secretary setting forth all information required under Sections 2.13(a)(iii) and (iv) and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for Stockholder action. To be timely, a Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the forty-fifth (45th) day nor earlier than the close of business on the seventy-fifth (75th) day prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting (PROVIDED, HOWEVER, that in the event that no annual meeting is held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary date of the previous year’s annual meeting, notice by such Stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation). In no event shall the adjournment or postponement of an annual meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.
(iii) In connection with a Director nomination to be made by a Stockholder, to comply with clause (C) of Section 2.13(a)(i) and Section 2.13(b), such Stockholder’s notice must set forth:
(1) as to each person whom such Stockholder proposes to nominate for election as a Director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, the nominee, (E) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Stockholder, (F) a written statement executed by the nominee acknowledging that as a Director, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its Stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a Director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and
(2) as to such Stockholder giving notice, (A) the information required to be provided pursuant to clause (B) of Section 2.13(a)(iv)(1), and the supplement referenced in the second sentence of Section 2.13(a)(iv)(1) (except that the references to “business” in such clauses shall instead refer to nominations of Directors for purposes of this paragraph), and (B) a statement whether either such Stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such Stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “NOMINEE SOLICITATION STATEMENT”).
(3) At the request of the Board, any person nominated by a Stockholder for election as a Director must furnish to the Secretary (A) that information required to be set forth in the Stockholder’s notice of nomination of such person as a Director as of a date subsequent to the date on which the notice of such person’s nomination was given and (B) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such Stockholder’s nomination shall not be considered in proper form. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.
(4) Without exception, no person shall be eligible for election or re-election as a Director at an annual meeting of Stockholders unless nominated in accordance with the provisions set forth in this Section 2.13(a). In addition, a nominee shall not be eligible for election or re-election if a Stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these By-laws, and if the presiding officer should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.
(iv) In connection with any other business that a Stockholder proposes to bring before the annual meeting, to comply with clause (C) of Section 2.13(a)(i), such Stockholder’s notice must set forth:
(1) as to such business (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the Stockholder Associated Person, if any, on whose behalf the proposal is made; and (B) as to the Stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the proposal is made (I) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such Stockholder Associated Person, (II) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such Stockholder Associated Person and any derivative positions held or beneficially held by such Stockholder and such Stockholder Associated Person, (III) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such Stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such Stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (IV) any material interest of the Stockholder or a Stockholder Associated Person in such business, (V) a representation that such Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (VI) a representation whether such Stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from Stockholders in support of such proposal. In addition, to be in proper written form, a Stockholder’s notice to the Secretary must be supplemented not later than ten (10) days following the record date for the determination of Stockholders entitled to notice of the meeting, and ten (10) days following the record date for the determination of Stockholders entitled to vote at the meeting (if that record date is different than the record date for the determination of Stockholders entitled to notice of the meeting), to disclose the information contained in clauses (II) and (III) above as of the applicable record date.

(2) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.13(a). In addition, business proposed to be brought by a Stockholder may not be brought before the annual meeting if such Stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Stockholder’s notice applicable to such business or if the Stockholder’s notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.13, and, if the presiding officer should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall be disregarded.
(b) SPECIAL MEETINGS OF STOCKHOLDERS.
(i) Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who (1) is a Stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary, on the record date for the determination of Stockholders entitled to notice of the special meeting, and on the record date for the determination of Stockholders entitled to vote at the special meeting, and (2) timely complies in proper written form with the notice procedures set forth in this Section 2.13 including Section 2.13(a)(iii). To be timely, such Stockholder’s notice required by this Section 2.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the adjournment or postponement of a special meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. A person shall not be eligible for election or re-election as a Director at a special meeting unless the person is nominated (A) by or at the direction of the Board or (B) by a Stockholder in accordance with the notice procedures set forth in Section 2.13(a)(iii) and this Section 2.13(b). In addition, a nominee shall not be eligible for election or re-election if a Stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in such Stockholder notice applicable to such nominee or if such Stockholder notice applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.
(ii) The presiding officer of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these By-laws, and if the presiding officer should so determine, he or she shall so declare at the meeting, and the defective nomination or proposed business shall be disregarded.
(c) GENERAL.
(i) Notwithstanding the foregoing provisions of this Section 2.13, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination or business proposed by such Stockholder, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(ii) For purposes of this Section 2.13, “PUBLIC ANNOUNCEMENT” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor thereto.
(iii) Notwithstanding the foregoing provisions of this Section 2.13, a Stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13 including, with respect to business such Stockholder intends to bring before the annual meeting that involves a proposal that such Stockholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor rule) under the Exchange Act. Nothing in this Section 2.13 shall be deemed to affect any rights (A) of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act or (B) of the holders of any series of Special Preferred Stock to nominate or elect Directors pursuant to any applicable provisions of the Certificate of Incorporation and Sections 3.2 and 3.3 of these By-laws.

ARTICLE 3

DIRECTORS
3.1 GENERAL POWERS. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
3.2 NUMBER; QUALIFICATION; TERM OF OFFICE. The number of Directors shall be determined from time to time by resolution adopted by the Board. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal. The qualifications of Directors shall be as set forth in clauses (a) through (d) of this Section 3.2.

(a) At any time there is a holder of record of one (1) share of Series B Special Preferred Stock, one (1) Director (the “SERIES B NOMINATED DIRECTOR”) shall have been identified to the Board by such holder (the “SERIES B NOMINATING STOCKHOLDER”) for nomination to the Board.
(b) At any time there is a holder of record of one (1) share of Series C Special Preferred Stock, one (1) Director (the “SERIES C NOMINATED DIRECTOR”) shall have been identified to the Board by such holder (the “SERIES C NOMINATING STOCKHOLDER”) for nomination to the Board.
(c) At any time there is a holder of record of one (1) share of Series D Special Preferred Stock, one (1) Director (the “SERIES D NOMINATED DIRECTOR”) shall have been identified to the Board by such holder (the “SERIES D NOMINATING STOCKHOLDER”) for nomination to the Board.
(d) Directors need not be Stockholders.
3.3 NEWLY CREATED DIRECTORSHIPS AND VACANCIES.
(a) Unless otherwise provided by applicable law or the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of Directors and vacancies occurring in the Board for any cause, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.
(b) Notwithstanding the foregoing, but subject to the provisions of Section 3.2: (i) so long as there is a holder of Series B Special Preferred Stock, the Board may fill a Series B Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series B Nominated Director); (ii) so long as there is a holder of Series C Special Preferred Stock, the Board may fill a Series C Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series C Nominated Director); and (iii) so long as there is a holder of Series D Special Preferred Stock, the Board may fill a Series D Nominated Director vacancy only with a person nominated to the Board by such holder (which person will thereafter be deemed a Series D Nominated Director).
(c) If a vacancy is not filled as provided in clause (b) of this Section 3.3 within thirty (30) days, such vacancy may be filled by (i) the affirmative vote of the holders of a majority of the Series B Special Preferred Stock given at a special meeting of the holders of Series B Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series B Special Preferred Stock, in the case of a vacancy of a Series B Nominated Director, (ii) the affirmative vote of the holders of a majority of the Series C Special Preferred Stock given at a special meeting of the holders of Series C Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series C Special Preferred Stock, in the case of a vacancy of a Series C Nominated Director, and (iii) the affirmative vote of the holders of a majority of the Series D

Special Preferred Stock given at a special meeting of the holders of Series D Special Preferred Stock called for such purpose, or by the unanimous written consent in lieu of a meeting of all holders of the Series D Special Preferred Stock, in the case of a vacancy of a Series D Nominated Director.
(d) A Director so elected shall be appointed or elected to hold office until the expiration of the term of office of the Director whom he or she has replaced or until a successor is elected and qualified, or until the Director’s earlier death, resignation, disqualification or removal.
3.4 RESIGNATION. Any Director may resign at any time by notice given in writing or by Electronic Transmission to the Chairman, Chief Executive Officer, President or Secretary. Any resignation pursuant to this Section 3.4 shall take effect at the time or upon the event therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.
3.5 REMOVAL. Subject to the provisions of Section 141(k) of the General Corporation Law and Section 3.3 of these By-laws, any or all of the Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote on the election of Directors, voting together as a single class.
3.6 COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board shall have the authority to fix the compensation of Directors.
3.7 REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as may be determined from time to time by resolution of the Board.
3.8 SPECIAL MEETINGS; NOTICE. Special meetings of the Board may be held at such times and, if applicable, at such places, within or without the State of Delaware, whenever called by the Chairman, the Chief Executive Officer, the President or the Secretary or by a majority of the Directors then in office. If necessary under the Certificate of Incorporation or Section 3.3 of these By-laws, special meetings of the Board shall be held whenever called by (a) the Series B Nominating Stockholder to fill the vacancy of a Series B Nominated Director, (b) the Series C Nominating Stockholder to fill the vacancy of a Series C Nominated Director, and (c) the Series D Nominating Stockholder to fill the vacancy of the Series D Nominated Director.
Notice of the time and place of special meetings shall be:
(i) delivered personally by hand, by courier or by telephone;
(ii) sent by mail, postage prepaid;

(iii) sent by facsimile; or
(iv) sent by electronic mail,
directed to each Director at that Director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.
If the notice is (A) delivered personally by hand, by courier or by telephone, (B) sent by facsimile or (C) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by mail, it shall be deposited in the mail at least three (3) days before the time of the holding of the meeting. Any oral notice may be communicated to the Director. The notice need not specify the purpose of the meeting.
3.9 TELEPHONE MEETINGS. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.
3.10 ADJOURNED MEETINGS. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.8 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
3.11 ORGANIZATION. At each meeting of the Board, the Chairman, or if there is no Chairman or the Chairman is absent, the Chief Executive Officer, or if there is no Chief Executive Officer or the Chief Executive Officer is absent, a chairman chosen by a majority of the Directors present, shall preside.
3.12 QUORUM OF DIRECTORS. Except as provided in Section 3.10 with respect to adjourning meetings and Section 3.3 with respect to filling vacancies, the presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board; PROVIDED, HOWEVER, that in no case shall less than 1/3 of the total authorized number of Directors constitute a quorum.
3.13 ACTION BY MAJORITY VOTE. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.
3.14 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by Electronic

Transmission, and the writing or writings or Electronic Transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Any person (whether or not then a Director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.14 at such effective time so long as such person is then a Director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

ARTICLE 4

COMMITTEES OF THE BOARD
The Board may designate one or more committees, including without limitation, an executive committee, an audit committee, a compensation committee and a governance and nominating committee, with each such committee consisting of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3. Unless otherwise provided in the Certificate of Incorporation, these By-laws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
ARTICLE 5

OFFICERS
5.1 POSITIONS. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may elect, including, but not limited to, a

Chairman, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board. The Board may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.
5.2 ELECTION. The officers of the Corporation shall be elected by the Board at such time or times as the Board shall determine.
5.3 TERM OF OFFICE. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation, disqualification or removal. Any officer may resign at any time by notice given in writing or by Electronic Transmission to the Chairman, Chief Executive Officer, President or Secretary. Such resignation shall take effect at the date of receipt of such notice or at such later time or upon such event as is therein specified or as is agreed to by the Board, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time, with or without cause, by the Board or, if expressly delegated by resolution of the Board, by the Chairman, Chief Executive Officer or President. Any vacancy occurring in any office of the Corporation may be filled by the Board or, if expressly delegated by resolution of the Board, by the Chairman, Chief Executive Officer or President. The removal of an officer with or without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
5.4 COMPENSATION. The compensation of the officers of the Corporation shall be determined by the Board at such time or times as the Board shall determine, or, if expressly delegated by resolution of the Board, by the Chief Executive Officer or President.
5.5 FIDELITY BONDS. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
5.6 CHAIRMAN. The Chairman, if one shall have been appointed, shall preside at all meetings of the Stockholders and at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by resolution of the Board.
5.7 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation, if one shall have been elected, shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Stockholders and at all meetings of the Board if there is no Chairman or the Chairman is absent. The Chief Executive Officer shall perform all duties incident to the office of chief executive officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.
5.8 PRESIDENT. The President shall have all powers of the Chief Executive Officer to the extent not exercised by the Chief Executive Officer. The President shall perform all duties incident to the office of president of a corporation and such other duties as may from time to time be assigned to the President by the Board or the Chief Executive Officer.
5.9 VICE PRESIDENTS. At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, the President, or, in the President’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board, or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the Chief Executive Officer or the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer or the President. Each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board, the Chief Executive Officer or the President.
5.10 CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the Corporation, if one shall have been elected, shall have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform all duties incident to the office of chief financial officer of a corporation and such other duties as may from time to time be assigned to the Chief Financial Officer by the Board, the Chief Executive Officer or the President.
5.11 SECRETARY. The Secretary shall record, or cause to be recorded, all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so impressed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by any officer of the Corporation. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.
5.12 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer, the President or the Board, whenever the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; and, in general, perform all duties incident to the office of treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer, the Chief Financial Officer or the President.
5.13 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.
5.14 GENERAL AUTHORIZATION OF OFFICERS. Any one or more of the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

ARTICLE 6

STOCK CERTIFICATES
6.1 CERTIFICATED AND UNCERTIFICATED STOCK. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the General Corporation Law. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, Chief Executive Officer or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, representing the number of shares registered in certificate form. Any or all of the signatures upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may, nevertheless, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar as of the date of issue.

6.2 TRANSFER AND REGISTRY AGENTS. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.
6.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
6.4 TRANSFERS OF UNCERTIFICATED SECURITIES. The Board may adopt procedures for the registration of transfers of uncertificated securities.

ARTICLE 7

INDEMNIFICATION
7.1 RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “COVERED PERSON”) who was or is made, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“PROCEEDING”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall only be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
7.2 INDEMNIFICATION OF OTHERS. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any other person who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with any such Proceeding.
7.3 PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person, and may pay the expenses incurred by any other officer, Director, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity in defending any Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, to the extent required by applicable law, such payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 7 or otherwise.
7.4 CLAIMS. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
7.5 NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of Stockholders or disinterested Directors or otherwise.
7.6 OTHER SOURCES. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.
7.7 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE 8

BOOKS AND RECORDS
8.1 BOOKS AND RECORDS. There shall be kept at the principal office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

8.2 FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
ARTICLE 9

SEAL
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE 10

FISCAL YEAR
The fiscal year of the Corporation shall be determined by resolution of the Board.

ARTICLE 11

PROXIES AND CONSENTS
Unless otherwise provided by resolution of the Board, the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any other entity or entities owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such other entity or entities and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.
ARTICLE 12
MANNER OF GIVING NOTICE AND WAIVER
12.1 NOTICE OF STOCKHOLDERS’ MEETINGS. Notice of any meeting of Stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the Corporation’s records. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
12.2 NOTICE BY ELECTRONIC TRANSMISSION. Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to the General Corporation Law, the Certificate of Incorporation or these By-laws, any notice to Stockholders given by the Corporation under any provision of the General Corporation Law, the Certificate of Incorporation or these By-laws shall be effective if given by a form of Electronic Transmission consented to by the Stockholder to whom the notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(i) the Corporation is unable to deliver by Electronic Transmission two consecutive notices given by the Corporation in accordance with such consent; and
(ii) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice.
However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i)if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice;
(ii)if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice;
(iii)if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iv)if by any other form of Electronic Transmission, when directed to the Stockholder.
An affidavit of the Secretary or an Assistant Secretary or of the Corporation’s transfer agent or other agent of the Corporation that the notice has been given by a form of Electronic Transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
An “ELECTRONIC TRANSMISSION” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Notice by a form of Electronic Transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the General Corporation Law.

12.3 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS. Except as otherwise prohibited under the General Corporation Law, without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders given by the Corporation under the provisions of the General Corporation Law, the Certificate of Incorporation or these By-laws shall be effective if given by a single written notice to Stockholders who share an address if consented to by the Stockholders at that address to whom such notice is given. Any such consent shall be revocable by the Stockholder by written notice to the Corporation. Any Stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.
12.4 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under the General Corporation Law, the Certificate of Incorporation or these By-laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
12.5 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law, the Certificate of Incorporation or these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by Electronic Transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice or any waiver by Electronic Transmission unless so required by the Certificate of Incorporation or these By-laws.
ARTICLE 13

EXCLUSIVE FORUM
To the fullest extent permitted by law:
13.1. Unless the Corporation expressly consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any other state or federal court located in the State of Delaware, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former

Director or officer or other employee of the Corporation to the Corporation or the Stockholders, (iii) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or the Certificate of Incorporation or these By-laws (as each may be amended or restated from time to time), or (iv) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination). Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 13.1. For the avoidance of doubt, this Section 13.1 shall not apply to any action brought to enforce a duty or liability created by the Securities Act of 1933 or the Exchange Act.
13.2 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 13.2.

ARTICLE 14

AMENDMENTS
These By-laws may be repealed, altered or amended and new By-laws may be adopted by a majority of the Entire Board at any meeting thereof, subject to the power of the Stockholders to alter or repeal any provision of these By-laws whether adopted by them or otherwise. Each Article and Section reference contained in these By-laws shall be deemed to refer to any successor provision of such Article or Section.